Exhibit 5

BOSTON CONNECTICUT FLORIDA NEW JERSEY NEW YORK PROVIDENCE WASHINGTON, DC

May 21, 2025

Eastman Kodak Company

343 State Street

Rochester, New York 14650

Re:	Eastman Kodak Company At the Market Offering

We have acted as New Jersey counsel to Eastman Kodak Company, a New Jersey corporation (the “Company”), in connection with the offer and sale by the Company of common stock, par value $0.01 per share (the “Securities”) having an aggregate offering price of up to $100,000,000, in an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Act”) pursuant to the ATM Equity OfferingSM Sales Agreement, dated May 21, 2025 (the “Sales Agreement”), by and between the Company and BofA Securities, Inc.

In connection therewith, we have examined, and relied without investigation as to matters of fact upon, originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (File No. 333-281403) filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 8, 2024 (the “Registration Statement”), (ii) the prospectus of the Company, dated August 21, 2024, which forms a part of the Registration Statement (the “Base Prospectus”), as supplemented by the prospectus supplement, dated May 21, 2025 (the “Prospectus Supplement”), relating to the offer and sale of the Securities, as filed with the Commission pursuant to Rule 424(b) under the Act (as so supplemented, the “Prospectus”), (iii) the Second Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), and the Fourth Amended and Restated By-Laws of the Company, each as currently in effect, (iv) relevant resolutions of the Board of Directors of the Company or committees thereof and (v) such corporate records, documents, agreements, instruments and certificates, statements and results of inquiries of public officials of the State of New Jersey and of officers of the Company as we have deemed necessary or appropriate in connection with this opinion letter.

In all such examinations, we have assumed, without inquiry, the genuineness of all signatures on all documents examined by us, the legal capacity of natural persons, the authority of such persons signing all documents in connection with which the opinions herein are rendered on behalf of the parties thereto other than the Company, the due authorization, execution and delivery of all documents by the parties thereto other than the Company, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as duplicates or certified or conformed copies. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures.

Eastman Kodak Company

May 21, 2025

Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, as of the date hereof, we are of the opinion that, when Securities have been issued and paid for in accordance with the terms of the Sales Agreement and as described in the Registration Statement and the Prospectus, such Securities will be validly issued, fully paid and nonassessable.

The opinion set forth in this opinion letter is limited to matters governed by the present state of the laws of the State of New Jersey (the “Applicable Law”). We express no opinion with regard to any matter that may be governed by any law other than the Applicable Law, and we express no opinion with respect to state securities or “Blue Sky” laws. In addition, this opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred from or beyond the matters expressly stated.

This opinion letter is rendered as of the date hereof and we express no opinion as to circumstances or events that may occur subsequent to such date. We assume no obligation or responsibility to supplement or update this opinion letter, or to advise any person of any changes of law or the interpretation thereof, or any changes of fact, that occur after the date hereof, even though such changes may affect a legal analysis, conclusion, informational confirmation or opinion set forth in this opinion letter.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Securities.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on May 21, 2025, which is incorporated by reference in the Registration Statement and the Prospectus, and to the reference to this firm under the heading “Legal Matters” in the Prospectus Supplement and the Base Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ DAY PITNEY LLP

SWG; GBM